MAIDENFORM BRANDS, INC. ANNOUNCES ELECTION OF BERND BEETZ TO ITS BOARD OF DIRECTORS

Iselin, New Jersey, November 24, 2009—Maidenform Brands, Inc. (NYSE: MFB), a global branded marketer of intimate apparel, is pleased to announce that the Board of Directors has elected Bernd Beetz to the Board.  Mr. Beetz will also function as a member of the Nominating and Governance Committee.

Since 2001, Mr. Beetz has served as the Chief Executive Officer of Coty Inc., a leading global beauty company with a portfolio of over 40 notable brands in 90 markets worldwide.  Prior to joining Coty Inc., Mr. Beetz served as President and Chief Executive Officer of Parfums Christian Dior France, a subsidiary of LVMH.  From 1974 to 1998, Mr. Beetz held various management positions throughout Europe at The Procter & Gamble Company.

“We are delighted to welcome Bernd to our board of directors,” said Maurice S. Reznik, Chief Executive Officer.  “Bernd had demonstrated strong leadership at Coty Inc. and his broad retail, marketing and international experience will serve our company well.”

“A leader in their industry, Maidenform continues to experience great success developing innovative products for women worldwide,” said Bernd Beetz, Chief Executive Officer, Coty Inc.  “I’m thrilled to join the Maidenform board.”

About Maidenform Brands, Inc.
Maidenform Brands, Inc. is a global intimate apparel company with a portfolio of established and well-known brands, top-selling products and an iconic heritage. Maidenform designs, sources and markets an extensive range of intimate apparel products, including bras, panties and shapewear.  During its 86-year history, Maidenform has built strong equity for its brands and established a solid growth platform through a combination of innovative, first-to-market designs and creative advertising campaigns focused on increasing brand awareness with generations of women.  Maidenform sells its products under some of the most recognized brands in the intimate apparel industry, including Maidenform®, Flexees®, Lilyette®, Control It!®, Luleh®, Sweet Nothings®, Rendezvous®, Subtract®, Bodymates®, Self Expressions® and Inspirations®. Maidenform products are currently distributed in approximately 60 countries and territories outside the United States.

Maidenform Contact:
Chris Vieth
Chief Operating Officer & Chief Financial Officer
(732) 621-2101 or cvieth@maidenform.com

Forward Looking Statement: This press release contains forward-looking statements relating to future events and the Company’s future performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding our expectations, beliefs, intentions or future strategies that are signified by the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects” or similar words or phrases, although not all forward-looking statements contain such identifying words.  All forward-looking statements included in this press release are based on information available to the Company on the date hereof.  It is routine for the Company’s internal projections and expectations to change as the year or each quarter in the year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of each quarter or the year.  Although these expectations may change, we assume no obligation to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

The following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements: the worldwide apparel industry may continue to be harmed by the current global economic downturn, the unprecedented conditions in the financial and credit markets may affect the availability and cost of our funding, the Company’s growth cannot be assured and any growth may be unprofitable; potential fluctuations in our results of operations or rate of growth; our dependence on a limited number of customers; the Company has larger competitors with greater resources; retail trends in the intimate apparel industry, including consolidation and continued growth in the development of private brands, resulting in downward pressure on prices, reduced floor space and other harmful changes; failure to anticipate, identify or promptly react to changing trends, styles, or consumer preferences; the Company’s credit agreement could limit growth opportunities; external events that disrupt the Company’s supply chain, result in increased cost of goods or an inability to deliver its products; events which result in difficulty in procuring or producing products on a cost-effective basis; increases in the prices of raw materials; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; foreign currency exposure; and the sufficiency of cash to fund operations and capital expenditures.

This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.